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                                                                   EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports on the financial statements of TruVision Wireless, Inc., on the combined financial statements of Madison Communications, Inc. and Beasley Communications, Inc., and on the financial statements of BarTel, Inc. as of the dates and for the periods indicated therein, and to all other references to our firm included in or made a part of this Registration Statement.

                              Arthur Andersen LLP

Jackson, Mississippi,

July 15, 1996.

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